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OPERATOR

Good morning, ladies and gentlemen and thank you for standing by. Welcome to the Transocean First Quarter 2003 results conference call. At this time all participants are in listen-only mode. Following today's presentation instructions will be given for the question and answer session. If anyone requires assistance at any time during the conference, please press the star followed by the zero for an operator. As a reminder this conference is being recorded Tuesday, April 29 2003.

I would now like to turn the conference over to Jeffrey Chastain, Vice President of Investor Relations.

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 JEFFREY CHASTAIN  - TRANSOCEAN INC - VP INVESTOR RELATIONS

 Thank you, Andrew. Good morning and welcome to the review of the first quarter 2003 results of Transocean. The press release covering results for the first quarter is published on the company's web site located at deepwater.com. This includes an income statement, balance sheet, cash flow statement and selected operating statistics.

 Also issued this morning and available on the company's web site is the monthly fleet update, dated April 29th and covering the current contract status of the Transocean mobile offshore drilling fleet.

 This morning's call includes participation from the following Transocean senior managers: Bob Long, President and Chief Executive Officer, Jean Cahuzac, Executive Vice President and Chief Operating Officer, Greg Cauthen, Senior Vice President, Chief Financial Officer and Treasurer, and Brenda Masters, Vice President and Controller, and Mike Unsworth, Vice President of Marketing.

 Bob Long will provide opening comments, followed by a question and answer period.

 Before I turn the call over to Bob, I must remind you that during the course of this conference call, participants may make certain forward-looking statements regarding various matters relating our business and company that are not historical facts, including future financial performance, operating results, the prospects for the contract drilling business and certain matters related to the initial public offering of our shallow and inland water business.

 As you know it is inherently difficult to make projections or other forward-looking statements in a cyclical industry since the risks, assumptions and uncertainties involved in these forward-looking statements include the level of crude oil and natural gas prices, rig demand, and operational and other risks which are described in the company's most recent Form 10-K and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks and uncertainties materialize or underlying assumptions prove incorrect, actual results may vary materially from those indicated.

 Also, please note that we will use various numerical measures in the call today which are or may be considered non-GAAP financial measures under Regulation G. You will find the required supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation, on our web site at deepwater.com and you'll find that under the label of Non-GAAP Financial Measures.

At this time, I will turn the call over to Bob Long.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Thanks Jeff. Good morning, everyone and welcome to our first quarter conference call.

 I'm going to keep my remarks fairly brief this morning, and then we'll open it up for your questions. As you saw from the press release, we reported earnings of 15 cents for the quarter. That was at the higher end of the guidance we had given in our last call of 11 to 16 cents, and we continue to generate a lot of cash with a 191 million of cash from operations in the quarter which brought our net debt down from almost 3.3 billion to about 3.1 billion dollars.

 Despite the financial results, it was a difficult quarter. Revenues were down almost 50 million dollars from Q4 of last year, primarily the result of having four of our mid water floaters stacked in the North Sea, but also due to a slow down in the mid water floater business in the Far East where we now have three of our five floaters cold stacked.

 We continue to during the quarter to focus on our costs and came in at 374 million dollars of operating cost which was below the guidance we had given of 385 to 395. Part of that was due to the fact that we have a little bit less activity in the shallow water Gulf than we had expected.

 But I'd caution you not to take that as a run rate. For accounting purposes, we deferred cost in the first quarter as we either mobilized rigs or prepared for new contracts, particularly in the North Sea where we have three rigs starting up this quarter. And we also had the Rather which is mobilizing from the Gulf of Mexico to West Africa last quarter. While this decreased the cost in Q1, it will result in higher costs in Q2 as the deferred costs are amortized and the current costs are realized. We also will see an increase in cost in Q2 on these rigs that were starting out because we had postponed some maintenance that was due on the rigs before they were shutdown because we knew that the rigs were going to be down for an extended period. So that's also going to increase our cost in Q2.

We have a special survey due on one of our Norwegian rigs in Q2 which going to cost about 7 million dollars, so with all of that and an assumption that we are going to see some pickup in activity in the shallow water Gulf in Q2 we think that our operating costs are probably going to be closer to the 400 to 410 million dollar range in Q2.

Looking quickly at the markets, not really a lot of change to update you on since the last conference call. The international jackup market remains very good, and we expect rates there to improve as ONGC and Pemex continue to drive significant increase in demand for jackups. We have also seen some additional programs coming up in the Far East so we are pretty optimistic about the outlook for this market.

The mid water floater market remains depressed despite the prospect for an increase in activity in Mexico and the summer pickup in the North Sea. We have been particularly disappointed by floater activity in the Far East where we have been able in the past to keep our five floaters busy 80 to 85% of the time. Right now, we have three of those five rigs cold stacked and we really don't see a lot of prospect to bring them out for the rest of the year.

The shallow water Gulf of Mexico continues to surprise with us the lack of activity there despite high gas prices and the low storage levels. We have seen some improvement and we presently have 13 jackups and one submersible working and one more which is contracted and will go to work as soon as we finish some repairs on the mat. We have seen a small improvement in rates but not a significant movement yet. The barges continue to move sideways. We generally keep about 13 plus or minus working at any one time. Right now I believe we have 14 working. We have not seen much change in rates there other than on the bigger barges. The 3,000 horsepower barges have seen a movement in rates as we have seen some increase in interest in deep gas drilling.

 The deepwater markets we have seen a couple of developments in. On the positive side, ONGC tenders are finally are out and the bids are due here shortly. They have tended for two additional deepwater rigs and have also given themselves the option to pick up two additional deepwater rigs. So we don't know if they'll exercise those optioned or not, but there's a prospect there for four additional deepwater rigs to go to work in India for ONGC. We have also seen the Sedco Energy headed back to Nigeria now to go to work back into the deepwater there. That's been on stand by in Las Palmas at 90% rate for a while. And we have seen some pickup in the Far East as TFE is accelerating its efforts in Brunei and we expect that they will pick up an option on 601 to drill in deep water there. We have also seen some good success here in the Eastern Gulf of Mexico on the ultra deepwater leases there. A fair amount of reasonably good news for the deepwater business.

On the negative side, we have seen the backlog of exploratory wells in the deepwater gulf continue to dwindle and the outlook for the rigs working in the spot market has deteriorated. At the present time, we have the Cajun Express idle. It is actually in the shipyard undergoing some modifications and upgrades, but we're uncertain as to what its next job will be when that work is finished in about three weeks. We also have the Richardson which is a 5,000 foot fifth generation rig here in the Gulf of Mexico working on a shallow water well on a relatively low rate while we wait until its next deepwater contract which we hope will start around June.

Before I close, I want to comment briefly on the strike situation which we have going on in Nigeria. I hope you all appreciate that it's a delicate situation and we're not going to say very much about it, as there are ongoing negotiations, and it is too easy to misinterpret anything said publicly. What we can tell you is that four of our rigs are involved and they have been shut down now for about ten days, one a few days longer than that. It's unclear when the strike will be resolved but the situation is calm on all the rigs. The national union authorities are in agreement with our position and we have the support of our customers and the Nigerian authorities and we're hopeful that this situation will be resolved some time within the next week.

Looking at all of the uncertainties that we're facing in the near term, the strike in Nigeria for instance is costing us about $350,000 a day in lost revenue. The uncertain outlook for the Cajun Express and the Richardson in the Gulf of Mexico, the uncertainty in the shallow water Gulf and a number of rigs that we have which are either due to come out of shipyard and go on contract - and that start could be delayed - or rigs that are coming off contract and we don't presently have additional work lined up, with all that uncertainty it's pretty difficult for us to be comfortable giving you any meaningful earnings guidance so we are not in a position where we can give you any earnings guidance, either for the quarter or for the year.

With  that,  I'll  open  it up and entertain any questions that anybody has got.

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OPERATOR

Thank you, sir. Ladies and gentlemen at this time, we will begin the question and answer session. If you would like to ask a question, please press the star followed by the one on your push button phone. If you would like to decline from the polling process, press star followed by a two. You will hear a three-tone prompt. Your questions will be polled in the order they are received. If you're using speaker equipment, please press the handset one moment, please, for first question.

Our first question comes from Roger Reid. Please state your company affiliation, followed by your question.

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 ROGER REID  - SIMMONS AND COMPANY - ANALYST

 Roger Reid with Simmons and Company. If we can delve into the Gulf of Mexico deep water market, what specifically for the Cajun Express in terms of a rig contract that it could get, what would be a day rate expectation there or for any of the other deepwater rigs currently searching for contracts in the Gulf?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 I  will  let  Mike  Unsworth  try  to  answer  that  for  you.

--------------------------------------------------------------------------------
 MIKE UNSWORTH  - TRANSOCEAN INC - VP OF MARKETING

First of all Roger, I would just like to say that you may have noticed from the rig status report when we talk deepwater now, we are talking of rigs over 4,500 feet. We have rearranged little bit the chart there. So for rigs over 4,500 feet that would be the Richardson and the Cajun. The Cajun is coming out - the Richardson is coming out right now, it is moving at the moment to a substitute job, replacing one of our third generation rigs. And it's coming out for a low day rate, coming out for 45. But that's not a market rate for a fourth generation rig.

We are now looking at about ten prospects for the Richardson coming up in May, June - and I'll say ten - we are not going to win them all, but there are several prospects for fourth generation rig that we anticipate winning on the back of this AGIP job that we're going to take now.

The Cajun is coming in for a shipyard. It has been planned for some time. It's very similar work that we have done on the Energy. And we are currently looking at fifth generation prospects for that rig. Probably two or three at the moment, two or three wells at the moment. And I don't want to tell you what the day rate going to be for those prospects. And there are also fall-back prospects in the fourth-generation market.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 I think Roger, though, to give you some indication, we'd probably guess that the rates for fourth generation rig would be in the 65 to 85 range. And working in their water depth and for the fifth generation we would hope that the rates would stay in the 140 to 150 range. Our last contract with the Cajun was 115 with incentives which got us to about a 140 effective rate. There may be a little bit of softness around that, depending on the timing and all. But I'm guessing that we're going to be plus or minus in that range.

--------------------------------------------------------------------------------
 ROGER REID  - SIMMONS AND COMPANY - ANALYST

 Just sort of a quick look around some other deepwater markets then where you have some rig availability, its not so much in the second quarter but certainly in the second half of the year. What are spot rates for these types of rigs significantly different than what you would expect in the Gulf of Mexico?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 I think the rates for the deepwater outside of the Gulf of Mexico are a little bit better. The spot rates in West Africa expect to be better and of course the term opportunities that we're looking at in India should be significantly better.

--------------------------------------------------------------------------------
 ROGER REID  - SIMMONS AND COMPANY - ANALYST

 And just one follow-up on the Gulf. The term on the type of contracts you are looking at giving the number of prospects are probably fairly broad - what are you looking, well to well or six-month contracts?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 They're all pretty much well to well or a couple of wells at most. Still in the Gulf of Mexico it's still short-term business.

--------------------------------------------------------------------------------
 ROGER REID  - SIMMONS AND COMPANY - ANALYST

Okay. Then a final question I have, looking at the North Sea, any prospect that that gets better say 12 months from now or is it looking more like a late '04 or '05 event?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Mike,  do  you  know  how  to  answer  that?

--------------------------------------------------------------------------------
 MIKE UNSWORTH  - TRANSOCEAN INC - VP OF MARKETING

 Well, Bob mentioned the summer improvement and its improved over the summer season. We expect next winter currently to be just about like last winter was or this current past winter. We can't see very far ahead in the North Sea and all the tax changes that are coming into play in the last few months right now we can't tell what's going to happen going forward. So right now as far as we can see is winter and it's looking like this past winter.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 From a macro standpoint, Roger, I would say we're hopeful that this time next year will be better because of some of the legislation and tax changes and because of the independents, like Apache, that are moving in there. So far Apache hasn't had time to really get its program together. I'm not even sure whether their deal is closed on the North Sea property. But we certainly expect that the independents coming in and the majors going out will result in some increased activity. Right now, there's no tangible evidence that that's going to happen. But that's what we're hopeful of.

--------------------------------------------------------------------------------
 ROGER REID  - SIMMONS AND COMPANY - ANALYST

Thank  you.

--------------------------------------------------------------------------------
OPERATOR

 Thank you, sir. Our next question comes from Thomas Rinaldi. Please state your company affiliation, followed by your question.

--------------------------------------------------------------------------------
 THOMAS RINALDI  - DEUTSCHE BANK SECURITIES INC - ANALYST

 Deutsche Bank. On the second quarter operating expenses, is that -- does that include a similar amount of reimbursables to this quarter?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 We're estimating that it would include slightly more reimbursables, not a lot, but maybe a few million dollars more because we'll have a number of additional rigs working and the higher activity. And if we do get higher activity in the Gulf, all of that would generate a bit higher reimbursable. I think our reimbursables ran around 20 million dollars, 25 million dollars here for our Q1. And you might see that, if we're right in our activity guess, that may go up by maybe 3 or 4 million dollars.

--------------------------------------------------------------------------------
 THOMAS RINALDI  - DEUTSCHE BANK SECURITIES INC - ANALYST

 What sort of magnitude and timing of that, you know, running off whenever you moved into the second quarter and sort of a running rate as you're approaching the end of the year?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 You  mean  the  amortization  of  the  deferred  cost?

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 THOMAS RINALDI  - DEUTSCHE BANK SECURITIES INC - ANALYST

 Well, the amortization of the deferred cost and also is there any sort of lump sums that you moved from first quarter to the second quarter by deferring or is it all amortization and that run rate goes ahead?

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 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Well, it's combination of both. The amortization actually occurs over the term of the contract that we were preparing for. So that varies. And some of the maintenance that was deferred when you say lump sum, there would be some -- some significant maintenance issues on some of the rigs that could be a million dollars or something like that. But no -- no big chunks of money like the 7 million dollar special survey type of thing.

--------------------------------------------------------------------------------
 THOMAS RINALDI  - DEUTSCHE BANK SECURITIES INC - ANALYST

 Okay, a starting point would be Q2 to Q3 would drop by about that much and then you adjust for sort of activity continuing to increase, things like that?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Yeah. There's a lot of moving parts on these costs. So it's difficult to be very precise with you. And we will have a number of shipyards going on in the second quarter that had gone -- are going to have an impact. We mentioned the Cajun Express is having a lot of modification upgrades which is a three-week process. That's going to take some money. The Seven Seas which we had told you last quarter was -- like down in Brazil it is a deepwater rig. The Trident 17 is probably going to - it's one of one of the rigs that I mentioned will be coming off the contract this quarter - we're going to the shipyard when it's done. And then we have the Cunningham which is in the shipyard now, preparing for its next contract. That should come out here fairly shortly. So as a fair amount of shipyard work that we're incurring in the second quarter too, which going to increase the costs.

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 THOMAS RINALDI  - DEUTSCHE BANK SECURITIES INC - ANALYST

 Okay. That's fine. I don't want to get you bogged down in the details of that. I noticed in the cash flow statement there's a termination of the swap -- of a swap agreement and I know by virtue that in 2002 there was a reduction of interest expense every quarter. With that termination in the second quarter and the rest of the year, is that going to increase interest expense at all?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Yes,  it  will.  Greg  can  tell  you  how  much.

--------------------------------------------------------------------------------
 GREG CAUTHEN  - TRANSOCEAN INC - SVP, CFO AND TREASURER

 Yes, it will. We terminated in the first quarter all of our fixed to floating interest rate swap. About 1.6 billion dollars of notional amount of swaps. In -- last year, those swaps were saving us about 15 million dollars a quarter at the current low interest rate environment. When we terminate them, we lose that 15 million in savings, but the gain, the cash you saw - the 173 million dollars - is actually amortized over the remaining life of the swap. And so that gain will lock in about half that savings. So the reduction is, you know, the reduction is not the full 15 million dollars in any one quarter.

Now, offsetting that increase in interest rate expense starting now in the second quarter we're retiring significant amounts of debt. So we just retired 240 million dollars of the 6.5% debt, and we're expecting to have the zero coupon converts that are amortizing at over 275 when you look at the cost amortization and those will get put to us in the second quarter.

So debt will -- interest expense we would expect to go up in the second quarter because of the swap termination, but then start coming back down and trend down eventually to around 45 million dollars by the end of the year because of debt retirement.

--------------------------------------------------------------------------------
 THOMAS RINALDI  - DEUTSCHE BANK SECURITIES INC - ANALYST

 Okay. So assuming I could do this stuff right with you retiring various debt instruments, the effect of the swap termination is about a 7.5 million increase?

--------------------------------------------------------------------------------
 GREG CAUTHEN  - TRANSOCEAN INC - SVP, CFO AND TREASURER

That's  right.  That's  right.

--------------------------------------------------------------------------------
 THOMAS RINALDI  - DEUTSCHE BANK SECURITIES INC - ANALYST

 Okay. One more. Sorry. Anything in first quarter in terms of large drilling bonuses for any of rigs that we should think about possibly coming down next quarter? I know that's a sort of tough thing to, you know, to predict. But take a shot I guess.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 You  mean  revenue  bonuses  paid  by  the  customer?

--------------------------------------------------------------------------------
 THOMAS RINALDI  - DEUTSCHE BANK SECURITIES INC - ANALYST

 Yes.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 No,  nothing  unusual  or  out  of  the  ordinary.

--------------------------------------------------------------------------------
 THOMAS RINALDI  - DEUTSCHE BANK SECURITIES INC - ANALYST

 Okay.  Great.  That's  all  I  have.  Thanks.

--------------------------------------------------------------------------------
OPERATOR

 Thank you, sir. Our next question comes from Pierre Connor. Please state your company affiliation followed by your question.

--------------------------------------------------------------------------------
 MIKE TRICKMORE  - HIBERNIA SOUTHEAST CAPITAL - ANALYST

 Hi, guys. This is actually Mike Trickmore, Hibernia Southeast Capital. Wanted to see if I get your interest into bidding too many rigs into Mexico. I know the rigs got some mid water floaters coming up and they got some commodity type rigs that you might be interested in.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 We're very interested in the possibility that obviously Mexico and PEMEX is turning into a big area of activity. We are continuing to look at --I think it's been fairly well known that we have not participated in the past because of concerns about some of the contract issues. We have continued to try and research that and get comfortable with how we could either structure or insure around the risks. And we're hopeful that we will get to a point where we could convince ourselves to participate in the future, but at this point we're kind of looking at each bid as they come out and then we'll make our decision.

--------------------------------------------------------------------------------
 MIKE TRICKMORE  - HIBERNIA SOUTHEAST CAPITAL - ANALYST

 Okay. Great. Can you also in your press release you mentioned about higher effective tax rate, in the future, do you have any guidance for that?

--------------------------------------------------------------------------------
 GREG CAUTHEN  - TRANSOCEAN INC - SVP, CFO AND TREASURER

 Well, the way the accounting rules work, the effective tax rate we showed in first quarter of about 20% is our current estimate for what the effective tax rate will be for the rest of the year on what is called ordinary income under the income tax rules. So our current guidance is about 20%.

However, that rate is higher this year because of some of the issues Bob talked about with the deteriorating financial results with uncertain markets and some of the cost issues.

So because of -- because of around the world a lot of our taxes are effectively based on revenues - many jurisdictions have what are called deemed profit taxes. So although they are income taxes, as your profitability declines your effective tax rate goes up since they're based on revenues. In declining profitability, our effective tax rate overall goes up. In increasing profitability our effective tax rate will go back down. So long-term guidance we would still trend back to the 15%, but this year we would expect to see 20%.

--------------------------------------------------------------------------------
 MIKE TRICKMORE  - HIBERNIA SOUTHEAST CAPITAL - ANALYST

 Great. Thanks. One more if I can. Do you have any estimate for what the loss may be in the second quarter that's associated with the early extinguishment of debt?


--------------------------------------------------------------------------------
 GREG CAUTHEN  - TRANSOCEAN INC - SVP, CFO AND TREASURER

Currently, we have two early extinguishments of debt. We are extinguishing, or expect the zero coupons to get put to us, and there will be an 11 million dollar loss on that put, and then we are also in the process of buying out 50 million dollars of the Nautilus A-2 notes and we expect that to be another 6.5 million dollar loss on that.

--------------------------------------------------------------------------------
 MIKE TRICKMORE  - HIBERNIA SOUTHEAST CAPITAL - ANALYST

 Great.  Thanks  a  lot.  I'll  turn  it  back  now.

--------------------------------------------------------------------------------
OPERATOR

 Thank you, sir. Our next question comes from Aaron Jahowram please state your company affiliation, followed with your question.

--------------------------------------------------------------------------------
 AARON JAHOWRAM  - CSFB - ANALYST

 Credit Suisse First Boston. Can you give us some additional details on the ONGC tenders, perhaps timing and what type of deepwater rigs are they looking for?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Timing  here  I  guess  is  next  week?

--------------------------------------------------------------------------------
 GREG CAUTHEN  - TRANSOCEAN INC - SVP, CFO AND TREASURER

 Yeah.  Their  submission  is  5th  of  May.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 5th of May is the submission, and they have tendered for two rigs. One a ultra deepwater rig and one a 6,000 foot rig. With the option, if you will, to contract off of the same tender an additional ultra deep water rig and an additional 6,000 foot rig.

--------------------------------------------------------------------------------
 AARON JAHOWRAM  - CSFB - ANALYST

 And  these  are  --  how  long  would  the  contract  terms  of  the  -

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 The primary -- first two rigs would be three year terms each. If they take the option of picking up the two additional rigs, they would be for two years.

--------------------------------------------------------------------------------
 AARON JAHOWRAM  - CSFB - ANALYST

 Okay. Secondly, we have seen some initial programs and success by Anadarko in the Eastern Gulf. Are you seeing any other operators begin to work the Eastern Gulf?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Mike?

--------------------------------------------------------------------------------
 MIKE UNSWORTH  - TRANSOCEAN INC - VP OF MARKETING

 So  far  Anadarko  is  the  only  successful -

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 I think Chevron Texaco have their Tahiti prospect, they had some success on. Those are the only two off the top of my head I can remember right now.

--------------------------------------------------------------------------------
 AARON JAHOWRAM  - CSFB - ANALYST

 Okay. A couple of housekeeping items. Can you provide perhaps some depreciation guidance for the second quarter and the full year and secondly, in terms of operating costs, they're trending up in the second quarter. Do you think that they will revert back or decline in the second half of the year or do you expect that to be a pretty good run rate?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 I'll try and answer the cost question, and then Greg can answer you the depreciation question. The -- it's tough to give you a run rate on the operating costs because it's so much a function of the activity, depending on how many rigs we put to work and what happens in the shallow water Gulf of Mexico. I would -- I would guess that the run rate would be slightly lower if activity stays about the same for second -- for third and fourth quarter because of some of the unusual items. The special survey and we've got a lot of shipyards and what not. But I wouldn't think that it would be dramatically different going forward, assuming that the utilization stays about the same.

--------------------------------------------------------------------------------
 AARON JAHOWRAM  - CSFB - ANALYST

 Okay.  And  depreciation?

--------------------------------------------------------------------------------
 GREG CAUTHEN  - TRANSOCEAN INC - SVP, CFO AND TREASURER

 And depreciation is going to run right around 130 million dollars a quarter. It trends up slightly during the year due to our capex for the year. We would expect around 520 million of depreciation for the year.

--------------------------------------------------------------------------------
 AARON JAHOWRAM  - CSFB - ANALYST

 Appreciate  it,  guys.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Okay.

--------------------------------------------------------------------------------
OPERATOR

 Thank you, sir. Our next question comes from Glenn McKenzie. Please state your company affiliation followed by your question.

--------------------------------------------------------------------------------
 GLENN MCKENZIE  - ASSOCIATED PRESS - ANALYST

 Hi, this is Glenn McKenzie from the Associated Press calling from Lagos, Nigeria. My question has to do with the captured facilities offshore here in Nigeria and whether or not there's been any threats of violence towards the employees onboard? We understand that there's some between 50 and 100 expatriates on board, including 21 Americans. And the public is interested in news on the safety of the people on board.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Glenn, you're right. We have about a 100 people, 100 expatriates involved, I think, on the four rigs combined. Right now, the situation is very calm on all the rigs and has continued to be calm. We have not had despite - I know there have been rumors in the press in Europe that there have been threats of violence and what not but we have not had any threats of violence. The situation has remained very calm. We're in continuing dialogue with the people on the rig. The national union officers onshore are supportive of our position. And I think if you -- I think that we really have to kind of leave it at that because I don't want to have a lot of comments in the press that if you're in Lagos you know how easy it is to misinterpret comments, particularly in a culture like the Nigerian culture. So right now, we are continuing to have dialogue with the union members and with the authorities and we're really pretty hopeful that we can resolve this thing within the next week or so.

--------------------------------------------------------------------------------
 GLENN MCKENZIE  - ASSOCIATED PRESS - ANALYST

 Okay. Just a quick follow-up. I got into the conference a little late, so I didn't get the name of the speaker.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Me?  Bob  Long,  the  CEO.

--------------------------------------------------------------------------------
 GLENN MCKENZIE  - ASSOCIATED PRESS - ANALYST

 Okay.  Thank  you  very  much.  I  appreciate  it.

--------------------------------------------------------------------------------
OPERATOR

 Thank you, sir. Ladies and gentlemen if there are additional questions at this time, please press the star followed by the one. As a reminder if you're using speaker equipment we do ask that you please lift the handset before pressing the numbers. One moment, please, for the next question.

Our next question comes from Andrew Starr. Please state your company affiliation followed by your question.

--------------------------------------------------------------------------------
 ANDREW STARR  - INSTITUTIONAL CAPITAL - ANALYST

 Yeah, hello, Andrew Starr, Institutional Capital. If my calculations are correct, you should probably end the year with about a 1 billion dollars in cash on the balance sheet. And I'm just wondering what you guys are thinking about doing with this cash and if share repurchases are fitting into the plans?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Our primary focus with our cash has been to pay down debt and we built up a fair amount of cash to date. But that was in anticipation of the debt paydown which we had this year. I think coming into the year we had about 1.1 billion dollars of current debt maturities. So we had built up enough cash on the balance sheet to more than handle that. Going forward, we'll maintain a comfortable cash reserve. We will pay down debt as and when it makes sense on an NPV basis. But right now we're not contemplating any share repurchase, and I don't think we would contemplate it until we get our debt levels significantly down.

--------------------------------------------------------------------------------
 GREG CAUTHEN  - TRANSOCEAN INC - SVP, CFO AND TREASURER
 It would really, based upon that maturing debt this year, the billion dollars is not correct. I mean, we had at the end of the first quarter 1.5 billion and then all our debt matures during the rest of the year. So that takes 1.1 billion dollars out right off the top. You know, actual cash position will depend on our cash flow from operations the rest of the year.

--------------------------------------------------------------------------------
 ANDREW STARR  - INSTITUTIONAL CAPITAL - ANALYST

 Yeah. I'm assuming that you generate about 150 million in free cash per quarter, which is actually less than we saw this quarter. That's where I get the 1 billion at the end of the year. And I guess I'm just wondering why such a low debt to cap is the optimal capture structure and also what share price would you be looking for to initiate a share repurchase because the share prices are seemingly pretty low right now.

--------------------------------------------------------------------------------
 GREG CAUTHEN  - TRANSOCEAN INC - SVP, CFO AND TREASURER

 Oh, a low debt to cap is optimal for Transocean for a couple of reasons. One, as a Cayman company, we get no tax benefit from debt. So we're really -- it doesn't make sense, it doesn't increase -- or decrease our cost of capital to have debt unlike a domestic U.S. company. Then given the nature of our industry and the volatility, we really don't think it makes a lot of sense to have debt. We would always maintain some debt for access to capital markets, but that access could be gained with a lot less debt than we have now. Our target is easily half the level of debt that we have now. So given that, any excess cash that we generate this year will continue to focus on debt reduction.

--------------------------------------------------------------------------------
 GLENN MCKENZIE  - ASSOCIATED PRESS - ANALYST

 Is it possible that you might be looking to purchase the Pathfinder or Frontier when those options become available?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Well, there really aren't any options to purchase them. But we have had some conversation with CONOCO off and on really ever since the R&B Falcon merger about whether or not we would be interested in buying and they'd be interested in selling. But at this point, I just leave it at that -- we're always interested in something at the right price and I'm sure they'd be interested in something at the right price and right now we'll continue to have discussions one when it's appropriate.

--------------------------------------------------------------------------------
 GLENN MCKENZIE  - ASSOCIATED PRESS - ANALYST

 Okay.  Thanks.

--------------------------------------------------------------------------------
OPERATOR

 Thank you, sir. Our next question comes from Angeline Sedita please state your company affiliation, follow by the question.

--------------------------------------------------------------------------------
 ANGELINE SEDITA  - LEHMAN BROTHERS - ANALYST

 Thanks, Bob, you mentioned you were seeing some improvements in day rates in the Gulf of Mexico for your jackups. Are you beginning to focus on pushing dayrates in the Gulf of Mexico or is utilization still a priority?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Well,  Angie, we have got --with the rig that is in having its mat repaired and
- it has a contract already - that really puts us at full utilization for our -- what we consider our marketed fleet. And we have no intention of bringing out any of the cold stacked rigs unless it would be for a term contract which so far we're not seeing much prospect for in the Gulf of Mexico.

So we are into a stage where we would hopefully start pushing rates. We've seen rates come up -- we were bidding at 16.5 which is basically cash break even in order to get the rigs out. Those rates now for follow-on work are up a few thousand a day. But they're kind of stalled there. There's not been a lot of movement above that, and to say we are going to focus on pushing rates instead of utilization, I guess at the present time that's probably true. If the market softens we will continue to try and keep our rigs working. So it's difficult to say that we've made a transition because the market hasn't got that solid yet.

--------------------------------------------------------------------------------
 ANGELINE SEDITA  - LEHMAN BROTHERS - ANALYST

 All right. Great. That's very helpful. Are you seeing any backlog though on the jackups that you do have working or is it really just a status quo situation?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 There's not too much of a backlog, although I would say that the average time contract time is probably extended out from 30 days closer to 60 days. But it is still all short-term work. We have seen a significant pickup in bid activity over the last two or three weeks. And whether or not that gets sustained I don't know, but we are starting to see some signs of life. But as I say, we haven't had a lot of success in pushing the rates very high yet.

--------------------------------------------------------------------------------
 ANGELINE SEDITA  - LEHMAN BROTHERS - ANALYST

 Okay. Then last question, you said you're seeing a significant pickup in bid activity. Is this from the small E&P's or ADTI, or a mixture?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Well, it's a mixture. There are a lot of different players in the shallow water Gulf, but mostly they're the smaller independents.

--------------------------------------------------------------------------------
 ANGELINE SEDITA  - LEHMAN BROTHERS - ANALYST

 Alright,  great,  thanks,  Bob.

--------------------------------------------------------------------------------
OPERATOR

 Thank you. Our next question comes from Gary Nuschler, please state your company affiliation, followed by your question.

--------------------------------------------------------------------------------
 GARY NUSCHLER  - SANDERS MORRIS HARRIS - ANALYST

 Yeah, Gary Nuschler with Sanders Morris Harris. I want to make sure I understand what you guys are saying about operating costs. You expect second quarter operating costs to be between 400 and 410?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 That's  correct.

--------------------------------------------------------------------------------
 GARY NUSCHLER  - SANDERS MORRIS HARRIS - ANALYST

 How  much  of  what  is  reimbursables?

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 We  would  guess  somewhere  between  25  and 30. It would be the right number.

--------------------------------------------------------------------------------
 GARY NUSCHLER  - SANDERS MORRIS HARRIS - ANALYST

 So exclusive of that, you expect operating costs to be around 375 and 380. That's an increase of about 20, 25, to 30 million dollars over the first quarter. I know you've got a special survey in there. What is the rest of it too? I know you're pulling rigs out of cold stacks for the Gulf of Mexico.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Part of it is -- one is a special survey. The other is the shipyard work that we mentioned, the Cajun Express is in. The Cunningham is in. The Seven Seas is in the shipyard and we're going to be spending some more money on it getting ready for some prospects. But another big factor is just that we've put three additional rigs to work in the North Sea. And in the first quarter we had the Rather, essentially we are deferring most of the costs of the Rather as contract preparation to mobilization costs.

The accounting rules require us to defer those costs and then amortize them over the term of the contract for the mobilization. So in effect what you had was a reduction in cost in Q1 and in Q2 we'll not only have the normal operating cost but we'll have some of the amortized cost deferred in Q1. So there's a lot of different moving parts that add up to that 25 million dollar or so increase.

--------------------------------------------------------------------------------
 GARY NUSCHLER  - SANDERS MORRIS HARRIS - ANALYST

 Great.  Thank  you.

--------------------------------------------------------------------------------
OPERATOR

 Thank you, sir. Ladies and gentlemen if there are additional questions at this time, please press the star followed by the one. If you're using a speaker equipment we do ask that you please lift the hand set before pressing the numbers.

One  moment  for  the  next  question.

Management, at this time, there are no additional questions. Please continue with any further statements.

--------------------------------------------------------------------------------
 BOB LONG  - TRANSOCEAN INC - PRESIDENT AND CEO

 Okay. I don't really have anything else to add, so I'll just thank everyone for participating with us today and we'll look forward to talking to you again next quarter.

--------------------------------------------------------------------------------
OPERATOR

 Thank you, sir. Ladies and gentlemen, this will conclude today's teleconference presentation. We would like to thank you for participating on today's conference call. If you would like to listen to the replay of today's conference, please dial 303-590-3000, you need to enter 533691. Once again if you'd like to listen to a replay of today's conference, please dial 303-590-3000. If you need to enter the access code of 533691. At this time, we will conclude today's conference. You may now disconnect.